Exhibit 99.1

red violet Announces Proposed Public Offering of Common Stock

BOCA RATON, Fla., Aug. 05, 2026 (GLOBE NEWSWIRE) — Red Violet, Inc. (“red violet”) (NASDAQ: RDVT), a leading analytics and information solutions provider, today announced the commencement of a proposed underwritten public offering (the “Offering”) of shares of its common stock. In addition, red violet intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent (15%) of shares of its common stock offered in the Offering on the same terms and conditions. All of the shares of common stock to be sold in the Offering will be offered by red violet. The Offering is subject to market conditions, and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering.

red violet intends to use the net proceeds from the Offering for working capital and general corporate purposes, including potential strategic acquisitions.

Raymond James and Needham & Company are acting as joint book-running managers and as representatives of the underwriters for the Offering.

A shelf registration statement on Form S-3 relating to the shares of common stock to be offered was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 19, 2025 and declared effective by the SEC on November 25, 2025. The proposed Offering will be made only by means of a prospectus supplement and accompanying prospectus. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Once available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the Offering may also be obtained by contacting: Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863, or by email at prospectus@raymondjames.com; or Needham & Company, LLC, 250 Park Avenue, 10th Floor, New York, NY 10177, by telephone at (800) 903-3268, or by email at prospectus@needhamco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, and shall not constitute an offer, solicitation, or sale in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About red violet®

At red violet, we build proprietary technologies and apply analytical capabilities to deliver identity intelligence. Our technology powers critical solutions, which empower organizations to operate with confidence. Our solutions enable the real-time identification and location of people, businesses, assets, and their interrelationships. These solutions are used for purposes including identity verification, risk mitigation, due diligence, fraud detection and prevention, regulatory compliance, and customer acquisition. Our intelligent platform, CORE™, is purpose-built for the enterprise, yet flexible enough for organizations of all sizes, bringing clarity to massive datasets by transforming data into intelligence. Our solutions are used today to enable frictionless commerce, to ensure safety, and to reduce fraud and the concomitant expense borne by society.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These forward-looking statements include statements regarding the proposed Offering, red violet’s intended use of net proceeds from the Offering, and the expected timing and completion of the proposed Offering. These forward-looking statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and are advised to consider the factors listed above together with the additional factors under the headings “Forward-Looking Statements” and “Risk Factors” in red violet’s Form 10-K for the year ended December 31, 2025, filed on March 4, 2026, as may be supplemented or amended by red violet's other filings with the SEC. red violet undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:

Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com

Investor Relations Contact:

Steven Hooser
Three Part Advisors
214-872-2710
ir@redviolet.com